Exhibit (a)(1)(Y)

OFFER TO PURCHASE FOR CASH
up to 25,266,458 Ordinary Shares
of
STRATASYS LTD.
at AN INCREASED CASH OFFER PRICE OF
$25.00 PER SHARE
by
NANO DIMENSION LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK
TIME, ON JULY 31, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 18, 2023

To Our Clients:

Enclosed for your consideration are the Third Supplement to Offer to Purchase dated July 18, 2023 (together with the Offer to Purchase dated May 25, 2023, the Supplement to Offer to Purchase dated June 27, 2023, the Second Supplement to Offer to Purchase dated July 10, 2023 and any amendments or supplements thereto, the “Offer to Purchase”) and the related Amended Letter of Transmittal (which as they may be subsequently amended, supplemented, or otherwise modified from time to time, together constitute the “offer”) in connection with the tender offer of Nano Dimension Ltd. (the “Purchaser”) to purchase up to 25,266,458 ordinary shares, par value NIS 0.01 per share of Stratasys Ltd. (“Stratasys” and “Stratasys Shares”, respectively), not already owned by the Purchaser, such that the Purchaser would own up to and no more than 51% of the outstanding Stratasys Shares upon consummation of the offer, with a minimum condition of owning at least 46% of the outstanding Stratasys Shares upon consummation of the offer, but in any event no less than 5% of the outstanding Stratasys Shares are tendered in the offer, at an increased price of $25.00 per Stratasys Share, to the seller in cash less any applicable withholding taxes and without interest (the “Offer Price”), upon the terms of, and subject to the conditions to, the offer. The description of the offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the offer set forth in the Offer to Purchase and Letter of Transmittal. Terms that are capitalized but not defined in this letter have the meanings given to them in the Offer to Purchase.

We are (or our nominee is) the holder of record of Stratasys Shares held by us for your account. A tender of your Stratasys Shares can be made only by us as the holder of record of the Stratasys Shares and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the Stratasys Shares held by us for your account, upon the terms of, and subject to the conditions to, the offer or (2) notify the Purchaser of your objection to the offer with respect to any or all the Stratasys Shares held by us for your account.

If you determine to tender your Stratasys Shares in the offer, we also request instructions as to whether you are eligible for an exemption from Israeli withholding tax by completing the enclosed Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”) and submitting the accompanying documents (to the extent applicable to you). In this respect, as more fully described in the Offer to Purchase, pursuant to Israeli tax law, the Purchaser will withhold applicable amounts from the cash payment (if any) made to you with respect to Stratasys Shares tendered by you and accepted for payment by the Purchaser pursuant to the offer, unless you are either (1) eligible for a full exemption from such tax and complete and submit to us the Declaration Form and accompanying documents (to the extent applicable to you) together with your tender instructions, or (2) otherwise eligible for an exemption or a more favorable Israeli withholding tax rate and provide a valid certificate issued by the Israel Tax Authority (the “Valid Certificate”). We are (or our nominee is) the holder of record of Stratasys Shares held by us for your account and therefore, you should submit the Declaration Form (and accompanying documents, to the extent applicable) or the Valid Certificate only to us, and by doing so, you also acknowledge that we may forward such form and documents (as well as related information) to the Purchaser, to the Depositary, to the Information Agent and any person authorized by the Purchaser. You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure). See Section 11 of the Offer to Purchase, which also sets forth important information with respect to U.S. backup withholding taxes.

Your attention is directed to the following:

1.    The increased Offer Price is $25.00 per Stratasys Share, to the seller in cash, less any applicable withholding taxes and without interest. The Offer Price is MORE than recent trading prices for the Stratasys Shares on the Nasdaq Global Select Market.

2.    The Purchaser beneficially owns 9,695,115 Stratasys Shares, representing approximately 14.1% of the issued and outstanding Stratasys Shares. The offer is being made for up to 25,266,458 Stratasys Shares, or approximately 36.9% of the outstanding Stratasys Shares not owned by the Purchaser.

3.    The offer is conditioned on the valid tender of at least 21,838,853 Stratasys Shares, which is referred to as the Minimum Condition. The Purchaser does not expect to waive the Minimum Condition. The offer is conditioned on the valid tender of at least 3,427,606 Stratasys Shares, which is referred to as to the Threshold Condition. The Purchaser cannot waive the Threshold Condition as a matter of Israeli law. The offer is subject to additional customary conditions specified in the Offer to Purchase, including, among other things, (i) the Rights issued under Stratasys’s Rights Plan (as defined in the Offer to Purchase) must have been redeemed by Stratasys’s board of directors or Nano must be satisfied in its reasonable discretion that the Rights will not become exercisable as a result of the offer and (ii) the Change of Business Condition (as defined in the Offer to Purchase). The offer is not conditioned on the availability of financing or the approval of the board of directors of Stratasys. See Section 17 of the Offer to the Purchase.

4.   Following the Expiration Date (as defined in the Offer to Purchase), in accordance with applicable law, the Purchaser will publicly announce whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by the Purchaser. As required by Israeli law, if the conditions to the offer are satisfied or, subject to applicable law, waived by the Purchaser, then if with respect to each Stratasys Share held by us for your account: (i) we have not yet responded to the offer; (ii) we have notified the Purchaser of your objection to the offer, or (iii) we have tendered such Stratasys Share on your behalf but have withdrawn such tender prior to the Expiration Date, you will be afforded an additional four (4) calendar-day period following the Expiration Date, during which you may instruct us to tender such Stratasys Share(s) on your behalf. This additional period is referred to as the Additional Offer Period and the expiration of such period is referred to as the Final Expiration Date.

These dates will change if the Purchaser decides to extend the Offer Period. You may withdraw any previously tendered Stratasys Shares at any time prior to the Expiration Date but not during the Additional Offer Period. See “Introduction”, “Summary Term Sheet”, Section 1, Section 7 and Section 10 of the Offer to Purchase.

If, with respect to all or any portion of your Stratasys Shares, we objected on your behalf to the offer during the Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by the Purchaser, you may instruct us to tender such Stratasys Shares on your behalf during the Additional Offer Period.

5.   If more than 25,266,458 Stratasys Shares are validly tendered and not properly withdrawn prior to the Final Expiration Date, the Purchaser will purchase 25,266,458 Stratasys Shares on a pro rata basis from all tendering shareholders. In these circumstances, the number of Stratasys Shares that the Purchaser will purchase from each tendering shareholder will be based on the total number of Stratasys Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. See Section 7 and Section 8 of the Offer to Purchase.

6.   Promptly following the Final Expiration Date, the Purchaser will announce the results of the offer and the Proration Factor (as defined in the Offer to Purchase), if any. If the Purchaser is unable to promptly determine the final proration results, the Purchaser will announce the preliminary results. Stratasys Shares accepted for payment pursuant to the offer will be paid promptly following the calculation of the final Proration Factor.

7.   Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions with respect to the purchase of Stratasys Shares by the Purchaser in the offer. Except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes will not be paid by the Purchaser.

8.   If you wish to tender your Stratasys Shares, please carefully complete, execute and return to us the Tender Instruction Letter attached to this letter.

9.   Shareholders may tender their Stratasys Shares or deliver Notices of Objection until 11:59 p.m., New York time, on July 31, 2023, which is referred to as the Expiration Date, unless the offer is extended or earlier terminated.

If you wish to have us tender any or all of your Stratasys Shares held by us for your account, please (1) so instruct us by completing, executing and returning to us the Tender Instruction Letter attached to this letter together with the accompanying documents (if applicable to you) and (2) if applicable to you, complete, execute and return to us the Declaration Form enclosed with this letter together with the accompanying documents (if applicable to you).

IF YOU DO NOT WISH TO TENDER ANY STRATASYS SHARES YOU MAY SIMPLY DO NOTHING.

An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Stratasys Shares in the offer, all of your Stratasys Shares will be tendered unless otherwise specified in your instructions. Your tender instructions (and Declaration Form and accompanying documents, or a Valid Certificate, if applicable) should be forwarded to us in ample time to permit us to submit a tender on your behalf and, if you completed the Declaration Form and submitted the accompanying documents, or a Valid Certificate, (if applicable), request an exemption from Israeli withholding tax on your behalf, prior to the Expiration Date or Final Expiration Date, as applicable.

If you authorize the objection of your Stratasys Shares to the offer, we will object to the offer with respect to all of your Stratasys Shares unless otherwise specified in your instructions. Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Expiration Date.

IMPORTANT:    IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER STRATASYS SHARES AND THEREAFTER, YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE STRATASYS SHARES (PRIOR TO THE EXPIRATION DATE), WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO STRATASYS SHARES AND THEREAFTER, YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE STRATASYS SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER. IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME STRATASYS SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
up to 25,266,458 Ordinary Shares
of
Stratasys Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 25, 2023, as subsequently amended and supplemented, including by the Supplement to Offer to Purchase, dated June 27, 2023, the Second Supplement to Offer to Purchase, dated July 10, 2023 and the Third Supplement to Offer to Purchase, dated July 18, 2023 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal, which as it may be amended, supplemented, or otherwise modified from time to time, together constitute the “offer”, in connection with the tender offer of Nano Dimension Ltd. (the “Purchaser”), to purchase up to 25,266,458 outstanding ordinary shares, par value NIS 0.01 per share, of Stratasys Ltd. (“Stratasys” and “Stratasys Shares”, respectively) not already owned by the Purchaser, such that the Purchaser would own at least 51% of the outstanding Stratasys Shares upon consummation of the offer, and in no event less than 5% of the outstanding Stratasys Shares are tendered in the offer, at an increased price of $25.00 per Stratasys Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms of, and subject to the conditions to, the offer.

Terms that are capitalized but not defined in this Tender Instruction Letter have the meanings given to them in the Offer to Purchase.

IMPORTANT:    Each shareholder tendering Stratasys Shares in the offer is required to indicate whether or not such holder has a “personal interest,” within the meaning of the Israeli Companies Law, 1999 (the “Israeli Companies Law”) and as described in the Offer to Purchase, in the acceptance of the offer. Under the Israeli Companies Law, the completion of the offer depends in part on whether the majority of the Stratasys Shares tendered into the offer, and not withdrawn, shall have been tendered by offerees who do not have a “personal interest,” within the meaning of the Israeli Companies Law, in the acceptance of the offer. A shareholder who fails to provide this information will not be counted for certain purposes when determining whether the minimum condition of the offer has been satisfied. See Section 17 of the Offer to Purchase.

Please check one of the following boxes:

☐	I DO NOT HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER.
☐	I HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER. The basis for my “personal interest” is (please complete)

This will instruct you to tender in the offer the number of Stratasys Shares indicated below (or, if no number is indicated below, all Stratasys Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Dated:                    , 2023

Number of Ordinary Shares To Be Tendered: __________________ Ordinary Shares(1)

SIGN HERE
__________________________________

__________________________________

Signature(s)

__________________________________

__________________________________

Please type or print name(s)

__________________________________

__________________________________

Please type or print address

__________________________________

Area Code and Telephone Number

__________________________________

__________________________________

Taxpayer Identification or Social Security
Number

(1) Unless otherwise indicated, it will be assumed that all Ordinary Shares held by us for your account are to be tendered.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR STRATASYS SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.

OBJECTION INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
up to 25,266,458 Ordinary Shares
of
Stratasys Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 25, 2023, as subsequently amended and supplemented, including by the Supplement to Offer to Purchase, dated June 27, 2023, the Second Supplement to Offer to Purchase, dated July 10, 2023 and the Third Supplement to Offer to Purchase, dated July 18, 2023 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal, which as they may be amended, modified, or supplemented from time to time, together constitute the offer, in connection with the tender offer of Nano Dimension Ltd. (the “Purchaser”), to purchase up to 25,266,458 outstanding ordinary shares, par value NIS 0.01 per share, of Stratasys Ltd. (“Stratasys” and “Stratasys Shares”, respectively) not already owned by the Purchaser, such that the Purchaser would own up to and no more than 51% of the outstanding Stratasys Shares upon consummation of the offer, with a minimum condition of owning at least 46% of the outstanding Stratasys Shares upon consummation of the offer, at an increased price of $25.00 per Stratasys Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms of, and subject to the conditions to, the offer.

Terms that are capitalized but not defined in this Tender Instruction Letter have the meanings given to them in the Offer to Purchase.

Please check one of the following boxes:

☐	I DO NOT HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER.
☐	I HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER. The basis for my “personal interest” is (please complete)

This will instruct you to object in the offer the number of Stratasys Shares indicated below (or, if no number is indicated below, all Stratasys Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Dated:_______________, 2023

Number of Ordinary Shares To Be Tendered: __________________ Ordinary Shares(1)

SIGN HERE
__________________________________

__________________________________

Signature(s)

__________________________________

__________________________________

Please type or print name(s)

__________________________________

__________________________________

Please type or print address

__________________________________

Area Code and Telephone Number

__________________________________

__________________________________

Taxpayer Identification or Social Security
Number

(1) Unless otherwise indicated, it will be assumed that all Ordinary Shares held by us for your account are to be tendered.

Explanation of Objection Instruction Letter.    Under Israeli law, the shareholders of Stratasys may respond to the offer by accepting the offer and tendering all or any portion of their Stratasys Shares in accordance with the Offer to Purchase or by notifying the Purchaser of their objection to the offer by executing and delivering Notices of Objection (which, in your case, is corresponding to this Objection Instruction Letter). Alternatively, they may simply not respond to the offer and not tender their Stratasys Shares. It is a condition to the offer that at 11:59 p.m., New York time, on the Expiration Date, the aggregate number of Stratasys Shares tendered in the offer is greater than the number of Stratasys Shares represented by Notices of Objection. If this and the other conditions to the offer have been satisfied or waived, shareholders will be afforded an additional four calendar days to tender their Stratasys Shares in the offer, but Notices of Objection will no longer be accepted. See “Introduction” Section of the Offer to Purchase.

THIS OBJECTION INSTRUCTION LETTER SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR STRATASYS SHARES (PRIOR TO THE EXPIRATION DATE). ACCORDINGLY, DO NOT EXECUTE THIS OBJECTION INSTRUCTION LETTER IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE STRATASYS SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE TENDER INSTRUCTION LETTER) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.